ASSUMPTION AGREEMENT

This Agreement is made and entered into as of the 1st day of December, 2000, by and among Breit Enterprises, Inc. ("Breit"), and First Financial Network, Inc. ("Purchaser").

WHEREAS, Breit and Purchaser have entered into an Asset Purchase Agreement dated November 27, 2000, pursuant to which Breit is selling to Purchaser certain assets owned by Breit and located at 750 East Sample Road, Suite 1-3, Pompano Beach, Florida (the "Business Premises"); and

WHEREAS, pursuant to the Asset Purchase Agreement, Purchaser has agreed to assume: (i) Breit's S.M.A.R.T. Solution Minolta copier lease; and (ii) Breit's lease of the Business Premises (collectively the "Assumed Obligations").

NOW, THEREFORE, in consideration of the above, and other good and valuable considerations, the receipt and sufficiency of which are mutually acknowledged, the parties agree as follows:

1. **Recitals**. The foregoing recitals are true and correct and are hereby made a part hereof.

2. **Assumption**. Purchaser hereby agrees to assume all of the obligations of Breit under the Assumed Obligations. Purchaser hereby agrees to indemnify and hold harmless Breit and all guarantors under the agreements referred to above, their successors, heirs and assigns, from and against any and all claims, damages, losses, liabilities or expenses (including but not limited to attorneys fees incurred in defending or contesting any such claim), arising out of a breach by Purchaser under the Assumed Obligations.

3. **Default**. In the event Purchaser defaults under any of its obligations herein, such default shall constitute a default under the Promissory Note and Security Agreement executed by Purchaser in favor of Breit of even date herewith, and Breit or its assigns shall have the right to take possession of the collateral referred to in the Security Agreement, and take possession of the Business Premises, and assume Purchaser's lease of the Business Premises.

4. **Entire Agreement**. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all previous and contemporaneous verbal or written agreements.

5. **Governing Law/Venue**. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida. Venue for any litigation between the parties hereto with respect to the subject matter hereof shall be proper only in Broward County, Florida.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first indicated above.

First Financial Network, Inc.
By: ____________________
Title: Pres
Date: 12-01-00

Breit Enterprises, Inc.
By: ____________________
Title: President
Date: Dec. 1, 2000

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ASSIGNMENT OF LEASE

KNOW ALL MEN BY THESE PRESENTS, that in consideration of the sum of Ten Dollars ($10.00) and for other valuable considerations, the receipt and sufficiency of which are mutually acknowledged, BREIT ENTERPRISES, INC., a Florida corporation (hereinafter referred to as "Assignor"), hereby assigns, transfers and sets over unto FIRST FINANCIAL NETWORK, INC., a Florida corporation (hereinafter referred to as "Assignee") all of Assignor's right, title and interest in and to that certain Lease dated September 1, 1999, by and between D.E. Limited Family Partnership, a Pennsylvania family partnership, as "Landlord", and Breit Enterprises, Inc., as "Tenant", of a space known as Suite 1-3, 750 East Sample Road, Pompano Beach, Florida (the "Premises"), to have and to hold the same from the date hereof for and during the remainder of the term thereof and subject to the rents, covenants, conditions and provisions therein mentioned.

This Agreement may be executed in any number of counterparts, each of which taken together will constitute one and the same Agreement.

IN WITNESS WHEREOF, Assignor has caused these presents to be executed as of the 1 day of December, 2000.

WITNESSES

ASSIGNOR:
BREIT ENTERPRISES, INC.
By: ____________________
Title: President
Date: Dec. 1, 2000

ACCEPTANCE OF ASSIGNMENT

FIRST FINANCIAL NETWORK, INC., a Florida corporation ("Assignee"), in consideration of the above Assignment, hereby accepts the same and assumes all of the covenants, conditions and the provisions in said Lease contained, and agrees that it shall be bound for the due performance therein in the same manner as if it had been the original Tenant named in said Lease, and agrees to pay the rents and other payments in said Lease reserved and provided for.

Assignee hereby agrees to indemnify and hold harmless Assignor from and against any and all claims, losses, liabilities, damages, costs or expenses (including attorneys fees incurred in defending any claim) arising out of a breach by Assignee under the Lease.

This Agreement may be executed in any number of counterparts each of which taken together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, Assignee has hereunto set its hand and seal as of the 1st day of December, 2000.

WITNESSES

ASSIGNEE:
First Financial Network, Inc.
By: ____________________
Title: Pres
Date: 12-01-00

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CONSENT TO ASSIGNMENT OF LEASE

D.E. LIMITED FAMILY PARTNERSHIP, a Pennsylvania family partnership (the "Landlord"), under that certain Lease dated September 1, 1999, by and between D.E. Limited Family Partnership, as Landlord, and Breit Enterprises, Inc., as Tenant, hereby consents to the Assignment attached and hereby accepts First Financial Network, Inc., as its Tenant under said Lease.

Landlord acknowledges and agrees that the Lease is current and in good standing with rental payments having been made through November, 2000.

IN WITNESS WHEREOF, Landlord has caused these presents to be executed as of the __ day of December, 2000.

WITNESSES:

LANDLORD:
D.E. Limited Family Partnership
By: ____________________
Date: 2/9/01

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